Exhibit 5.1

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

ONE INDEPENDENT DRIVE, SUITE 1300

JACKSONVILLE, FLORIDA 32202-5017

P. O. BOX 240

JACKSONVILLE, FLORIDA 32201-0240

904.359.2000 TEL

904.359.8700 FAX

www.foley.com

CLIENT/MATTER NUMBER

040521-0256

May 19, 2006

Regency Centers Corporation

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 of Regency Centers Corporation (“Regency” or the “Company”) under the Securities Act of 1933, as amended, with respect to the offering from time to time by the Company of the following securities of the Company: common stock, par value $0.01 per share (the “Common Shares”), one or more series of preferred stock, par value $0.01 per share (the “Preferred Shares”), depositary shares representing whole or fractional parts of one or more series of Preferred Shares (the “Depositary Shares”) and Warrants, Purchase Contracts and Units that relate to or, in the case of Units are comprised of, any of the foregoing (collectively, the “Securities”).

In connection with the registration of the Securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect (the “Organizational Documents”), (b) the proceedings of and actions taken by the board of directors of Regency (the “Board”) in connection with the registration of the Securities, and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to approve the issuance of Common Shares, and (b) Common Shares have been issued and sold against payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C.

Regency Centers Corporation

May 19, 2006

2. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to designate a series of Preferred Shares and approve the issuance of Preferred Shares of such series, (b) the amendment to Regency’s articles of incorporation so designating such series has been filed with the Florida Department of State, and (c) Preferred Shares of such series have been issued and sold against payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

3. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to designate a series of Preferred Shares and approve the issuance of Preferred Shares of such series and the issuance of Depositary Shares representing such series of Preferred Shares, (b) the amendment to Regency’s articles of incorporation so designating such series has been filed with the Florida Department of State, and (c) Depositary Shares have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, the underlying Preferred Shares will be validly issued, fully paid and nonassessable, and those Depositary Shares will represent legal and valid contractual fractional interests in the underlying Preferred Shares.

4. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to approve the issuance of Warrants and the Securities underlying such Warrants, and (b) the Warrants have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable warrant agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Warrants, those Warrants will be legally issued and will be valid and binding obligations of the Company.

5. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to approve the issuance of Purchase Contracts and the Securities underlying such Purchase Contracts, and (b) Purchase Contracts have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable Purchase Contract, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement,

Regency Centers Corporation

May 19, 2006

including the prospectus supplement relating to those Purchase Contracts, those Purchase Contracts will be legally issued and will be valid and binding obligations of the Company.

6. When (a) the Board has taken all necessary corporate action in conformity with Florida law and the Organizational Documents to approve the issuance of Units and the Securities comprising such Units, and (b) when Units have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Units, those Units will be legally issued and will be valid and binding obligations of the Company.

In addition, our opinions hereinafter expressed are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP